EX-99.27(d)(3)

[1 Corporate Way                        JACKSON NATIONAL LIFE [GRAPHIC OMITTED]
Lansing, Michigan 48951                     INSURANCE COMPANY
www.jnl.com]                                  A STOCK COMPANY

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                         SCHEDULED TERM INSURANCE RIDER

THIS RIDER IS MADE A PART OF THE POLICY TO WHICH IT IS ATTACHED. THE TERMS OF YOUR POLICY ALSO APPLY TO THIS RIDER EXCEPT AS THEY ARE CHANGED BY THE TERMS OF THIS RIDER. NO SEPARATE POLICY VALUES ARE GENERATED UNDER THIS RIDER, BUT THE ADDITION OF THIS RIDER TO THE POLICY WILL AFFECT THE VALUES OF THE POLICY.

INSURED. The Insured is defined as the Insured of the Policy and is shown as the Insured in the Policy Data Pages of the Policy.

RIDER CHARGES. The charge for this Rider will be deducted monthly as part of the Policy's Monthly Deduction, as described in the Policy. The monthly charge is equal to the sum of the following:
a. The Rider Benefit multiplied by the monthly cost of insurance rate per $1000 divided by 1000. The monthly cost of insurance rates for this Rider will not exceed the maximum cost of insurance rates shown in the attached Table of Monthly Guaranteed Cost of Insurance Rates per $1000 of Rider Benefit. Any change in the cost of insurance rates will be on a uniform basis by class and based upon changes in future expectations of investment earnings, mortality, persistency and expenses. No change in cost of insurance rates will occur because of deterioration of the Insured's health or change in occupation. A review of pricing assumptions will not be undertaken more than once every year.
b. A monthly administrative charge of $[0.07] for the first [10] years following the Issue Date of the Rider and $[0.01] thereafter, multiplied by the difference in the Target Death Benefit and the Specified Death Benefit of the Policy divided by 1000.

TARGET DEATH BENEFIT. The death benefit(s) specified in the attached Schedule of Target Death Benefits less any reductions due to partial surrenders and increased or decreased due to Owner initiated changes in Specified Death Benefit or Death Benefit Option.

TOTAL DEATH BENEFIT. The Total Death Benefit is determined by the Target Death Benefit and Death Benefit Option shown in the Policy Data Pages:

DEATH BENEFIT OPTION A - The Total Death Benefit equals the greater of 1) the Target Death Benefit and 2) the Minimum Death Benefit.
DEATH BENEFIT OPTION B - The Total Death Benefit equals the greater of 1) the Target Death Benefit plus the Policy Value and 2) the Minimum Death Benefit. DEATH BENEFIT OPTION C - The Total Death Benefit equals the greater of 1) the Target Death Benefit plus the greater of a)the sum of all Premiums minus all prior Total Partial Surrender Amounts or b) zero, and 2) the Minimum Death Benefit.

RIDER BENEFIT. The death benefit provided by this Rider is the difference between the Total Death Benefit and the Base Death Benefit of the Policy.

Even when the Rider Benefit is reduced to zero, the Rider remains in effect until Termination of the Rider.

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ADJUSTMENTS DUE TO PARTIAL SURRENDERS. A partial surrender may reduce the Target
Death Benefit as described below. We will send You a new Schedule of Target
Death Benefits reflecting the change.

PARTIAL SURRENDERS UNDER DEATH BENEFIT OPTION A:
o If the Total Death Benefit is greater than the Minimum Death Benefit, the Target Death Benefit will be reduced by the Total Partial Surrender Amount.
o If the Total Death Benefit is equal to the Minimum Death Benefit, the Target Death Benefit will be reduced by the amount by which the Total Partial Surrender Amount exceeds the difference between the Minimum Death Benefit and the Target Death Benefit.

PARTIAL SURRENDERS UNDER DEATH BENEFIT OPTION B:
A partial surrender does not reduce the Target Death Benefit. However, because the Policy Value is reduced, the Total Death Benefit is reduced by at least the Total Partial Surrender Amount.

PARTIAL SURRENDERS UNDER DEATH BENEFIT OPTION C:
o If the Total Partial Surrender Amount is less than the total Premium minus the sum of all prior Total Partial Surrender Amounts, then the Target Death Benefit will not be reduced. However, because the sum of the Total Partial Surrender Amounts has increased, the Total Death Benefit is reduced.
o If the Total Partial Surrender Amount is greater than the total Premium minus the sum of all prior Total Partial Surrenders Amounts, then the Target Death Benefit will be reduced by the amount that the Total Partial Surrender Amount exceeds the greater of 1) the total Premium minus the sum of all prior Total Partial Surrenders Amounts, 2) the Minimum Death Benefit less the Target Death Benefit, or 3) zero.

INCREASES IN THE SPECIFIED DEATH BENEFIT OF THE POLICY. Unless otherwise specified by the Owner, any request for an increase in the Specified Death Benefit of the Policy will also apply to the Target Death Benefit. We will send You a new Schedule of Target Death Benefits reflecting the change.

DECREASES IN THE SPECIFIED DEATH BENEFIT OF THE POLICY. A requested decrease in the Specified Death Benefit will apply first against the Target Death Benefit until it is equal to the Specified Death Benefit. Remaining decreases will be applied as described in the Policy. We will send You a new Schedule of Target Death Benefits reflecting the change.

CHANGES IN TARGET DEATH BENEFIT. The Target Death Benefit will change each Policy Anniversary in accordance with the attached Schedule of Target Death Benefits. A refusal to accept an approved scheduled increase in the Target Death Benefit will void any future scheduled increases, subject to new underwriting. A refusal to accept an approved scheduled decrease in the Target Death Benefit will only be allowed subject to evidence of insurability satisfactory to Us, and if approved will void any future scheduled increases, subject to new underwriting.

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


Upon request in writing, and subject to Our approval, You may change the Schedule of Target Death Benefits prospectively. We reserve the right to limit or refuse changes in the Schedule of Target Death Benefits. Any changes will be effective on the Monthly Anniversary following Our approval. We will send You a new Schedule of Target Death Benefits reflecting the change. Prior to the approval of the proposed change, any increases in the current Target Death
Benefit or reflected in the proposed Schedule of Target Death Benefits are subject to evidence of insurability satisfactory to Us.

CHANGES IN DEATH BENEFIT OPTION. The Target Death Benefit may be increased or decreased upon change in the Death Benefit Option, as described below. We will send You a new Schedule of Target Death Benefits reflecting the change.
o If You request a change from DEATH BENEFIT OPTION A TO DEATH BENEFIT OPTION B, the Target Death Benefit following the change will be equal to the Target Death Benefit before the change minus the Policy Value as of the effective date of the change.
o If You request a change from DEATH BENEFIT OPTION B TO DEATH BENEFIT OPTION A, the Target Death Benefit following the change will be equal to the Target Death Benefit before the change plus the Policy Value as of the effective date of the change.
o If You request a change from DEATH BENEFIT OPTION C TO DEATH BENEFIT OPTION A, the Target Death Benefit following the change will be equal to the Target Death Benefit before the change plus the greater of 1) the sum of the Premiums minus all prior Total Partial Surrender Amounts as of the effective date of the change or 2) zero.

TERMINATION. This Rider will terminate upon the earliest to occur of the following events:
1.   The Policy terminates for any reason;
2.   Death of the Insured;
3.   Receipt of request from the Owner to terminate the Rider;  or
4. The Expiry Date of the Rider as shown in the Policy Data Pages of the Policy.

If the Policy is still in force on the Expiry Date of the Rider, the Specified Death Benefit of the Policy will be set equal to the Target Death Benefit as defined in the Rider and the Rider will terminate.

ISSUE DATE. The Issue Date of this Rider is the same as the Issue Date of the Policy, unless otherwise specified.

                                SIGNED FOR THE
                                JACKSON NATIONAL LIFE INSURANCE COMPANY

                                /s/ Clark P. Manning, Jr.

                                PRESIDENT AND CHIEF EXECUTIVE OFFICER



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

-------------------------------------------------------------------------------------------------------------------
                  TABLE OF MONTHLY GUARANTEED COST OF INSURANCE RATES PER $1000 OF RIDER BENEFIT
-------------------------------------------------------------------------------------------------------------------

         ATTAINED                       RATES PER                      ATTAINED                      RATES PER
           AGE                            $1000                          AGE                           $1000
-------------------------------------------------------------------------------------------------------------------







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


-------------------------------------------------------------------------------------------------------------------
                        SCHEDULE OF TARGET DEATH BENEFITS
-------------------------------------------------------------------------------------------------------------------

          POLICY                   TARGET DEATH                 POLICY                 TARGET DEATH
           YEAR                       BENEFIT                    YEAR                    BENEFIT
-------------------------------------------------------------------------------------------------------------------





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